Exhibit 99.1

Cincinnati Bancorp Announces Member Approval Of Plan Of Reorganization

CINCINNATI, Sept. 30, 2015 /PRNewswire/ -- Cincinnati Bancorp (the "Company"), the proposed holding company for Cincinnati Federal (the "Bank"), announced today that the Bank's members approved the plan of reorganization from a mutual savings and loan association to a mutual holding company and stock issuance plan, as amended, pursuant to which the Bank will reorganize into the mutual holding company structure. At the closing of the reorganization and offering the Bank will become a wholly-owned subsidiary of the Company, and the Company will issue 45% of its to be outstanding shares to subscribers in the offering, and 55% of its shares to CF Mutual Holding Company, a federally chartered mutual holding company.

The Company also announced that based upon preliminary results the subscription offering that closed on September 15, 2015 was oversubscribed. Based upon such preliminary results, it is expected that valid stock orders from members who qualify as eligible account holders as of December 31, 2013, the first priority in the subscription offering, will be filled. It is further expected that the ESOP will receive shares in the subscription offering, and that subscribers in categories three and four will have their subscription funds returned with interest. The Company is currently processing orders and will provide further information as soon as it is available.

The number of shares to be sold in connection with the reorganization and stock offering will be based on a final appraisal and receipt of final regulatory approval. The Company expects that the offering will close sometime during the month of October and will begin trading the following business day on the OTC Pink marketplace.

Luse Gorman, PC, acted as legal counsel to the Company and the Bank. Keefe, Bruyette & Woods, Inc., a Stifel Company, acted as selling agent in the subscription offering and served as financial advisor to the Company and the Bank in connection with this reorganization and stock offering. Additional information regarding the stock offering may be obtained by contacting the Stock Information Center at (877) 643-8198. The Stock Information Center is open Monday through Friday, between 10:00am and 4:00pm Eastern Time.

Cincinnati Federal is a federally chartered savings bank serving the financial needs of its customers located in southwest Ohio, northern Kentucky and southeastern Indiana. Cincinnati Federal conducts business from its corporate headquarters and main office in Green Township, Ohio and three full service branches located in Price Hill (City of Cincinnati), and Miami Heights and Anderson (suburban Hamilton County).

This press release contains certain forward-looking statements about the reorganization and stock offering. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may". Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include delays in consummation of the offering, increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and the Bank are engaged.

A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. This press release is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by means of the written prospectus forming part of the registration statement.

The shares of common stock are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

CONTACT: Robert Bedinghaus, Chairman, Cincinnati Federal Savings and Loan, (513) 574-3025, bbedinghaus@cincinnatifederal.com